EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8/S-3, No. 333-17525) and related prospectus of the Fremont General Corporation 1995 Restricted Stock Award Plan and to the incorporation by reference therein of our report dated March 23, 2001 with respect to the consolidated financial statements and schedules of Fremont General Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





                                                     Ernst & Young LLP







Los Angeles, California
December 21, 2001